News Release


Investor Contact:


Niels Christensen, 215-986-6651
Niels.christensen@unisys.com


Media Contact:

Jim Kerr, 215-986-5795
Jim.Kerr@unisys.com




UNISYS ANNOUNCES COMMON STOCK WILL BEGIN TRADING ON ADJUSTED BASIS ON OCTOBER 26 FOLLOWING ONE-FOR-TEN REVERSE STOCK SPLIT

BLUE BELL, Pa., October 23, 2009 - Unisys Corporation (NYSE: UIS) today announced that the previously announced one-for-ten reverse split of its common stock will become effective as of 11:59 p.m. tonight and that Unisys shares will trade on a post-split basis beginning on Monday, October 26, 2009 when the market opens. The new CUSIP number for the company's common stock will be 909214306.

The reverse stock split will automatically combine every ten shares of Unisys common stock into one share of common stock. As of today, there were approximately 423 million shares of Unisys common stock outstanding. After giving effect to the reverse stock split, there will be approximately 42.3 million shares outstanding. No fractional shares will be issued in connection with the reverse stock split. Instead, the company's transfer agent will aggregate all of the fractional shares that otherwise would have been issued as a result of the reverse stock split and sell those shares. Stockholders who would otherwise hold a fractional share of the company's common stock will receive a cash payment in lieu of such fractional share equal to their pro rata share of the proceeds received by the transfer agent.

Instructions and a letter of transmittal relating to the reverse stock split will be mailed to holders of certificates representing pre-split common stock.


ABOUT UNISYS
Unisys is a worldwide information technology company. We provide a portfolio of IT services, software, and technology that solves critical problems for clients. We specialize in helping clients secure their operations, increase the efficiency and utilization of their data centers, enhance support to their end users and constituents, and modernize their enterprise applications. To provide these services and solutions, we bring together offerings and capabilities in outsourcing services, systems integration and consulting services, infrastructure services, maintenance services, and high-end server technology. With more than 26,000 employees, Unisys serves commercial organizations and government agencies throughout the world. For more information, visit www.unisys.com.

FORWARD-LOOKING STATEMENTS
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any statements of the company's plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Risks and uncertainties that could affect the company's future results include the company's ability to refinance its debt; the economic and business environment; the company's ability to access external credit markets; the company's significant pension obligations; the success of the company's turnaround program; aggressive competition in the information services and technology marketplace; volatility and rapid technological change in the company's industry; the company's ability to retain significant clients; the company's ability to grow outsourcing; the company's ability to drive profitable growth in consulting and systems integration; market demand for the company's high-end enterprise servers and maintenance on those servers; the risk that the company's contracts may not be as profitable as expected or provide the expected level of revenues and that contracts with U.S. governmental agencies may be subject to audits, criminal penalties, sanctions and other expenses and fines; the risk that the company may face damage to its reputation or legal liability if its clients are not satisfied with its services or products; the performance and capabilities of third parties with whom the company has commercial relationships; the risks of doing business internationally; the business and financial risk in implementing future dispositions or acquisitions; the potential for infringement claims to be asserted against the company or its clients and the possibility that pending litigation could affect the company's results of operations or cash flow. Additional discussion of these and other factors that could affect the company's future results is contained in its periodic filings with the Securities and Exchange Commission. Unisys assumes no obligation to update any forward-looking statements.

####

RELEASE NO.: 1023/9027

Unisys is a registered trademark of Unisys Corporation. All other brands and products referenced herein are acknowledged to be trademarks or registered trademarks of their respective holders.